Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information contact:

Susan Martin, Media Contact

310-231-4142 or smartin@kbhome.com

Or

Katoiya Marshall, Investor Relations Contact

310-893-7446 or kmarshall@kbhome.com

KB Home Announces Cash Tender Offers for Senior Notes Due 2014 and 2015

LOS ANGELES (October 15, 2013) — KB Home (NYSE: KBH), one of the nation’s largest and most recognized homebuilders, today announced the commencement of cash tender offers (the “Tender Offers”) for (1) any and all of its outstanding 5 3⁄4% Senior Notes due 2014 (the “2014 Notes”), (2) any and all of its outstanding 5 7⁄8% Senior Notes due 2015 (the “5 7⁄8% Notes”), and (3) up to $37,000,000 in aggregate principal amount (the “Maximum 6 1⁄4% Notes Amount”) of its outstanding 6 1⁄4% Senior Notes due 2015 (the “6 1⁄4% Notes”, and together with the 2014 Notes and the 5 7⁄8% Notes, the “Notes”).

The Tender Offers are being made upon the terms and subject to the conditions described in the Offer to Purchase dated October 15, 2013 (the “Offer to Purchase”) and the related Letter of Transmittal and any amendments or supplements thereto.

The Tender Offers will expire at 11:59 p.m., New York City time, on November 12, 2013, unless extended or earlier terminated by KB Home (such date and time, as they may be extended with respect to any one or more of the Tender Offers, the “Expiration Date”). Tendered Notes may be withdrawn from the applicable Tender Offer at or prior to, but not after, 5:00 p.m., New York City time, on October 28, 2013, unless extended or earlier terminated by KB Home.

			Dollars per $1,000 Principal Amount of Securities
Title of Security	CUSIP Number	Principal Amount Outstanding	Tender Offer Consideration	Early Tender Premium	Total Consideration (a)	Acceptance Cap
2014 Note Tender Offer

5 3⁄4% Senior Notes due 2014	48666KAH2	$75,970,000	$983.85	$30.00	$1,013.85	Not Applicable
2015 Note Tender Offers

5 7⁄8% Senior Notes due 2015	48666KAL3	$102,172,000	$1,035.95	$30.00	$1,065.95	Not Applicable

6 1⁄4% Senior Notes due 2015	48666KAM1	$236,906,000	$1,045.00	$30.00	$1,075.00	$37,000,000

The consideration for each $1,000 principal amount of each applicable series of Notes validly tendered and accepted for purchase pursuant to the applicable Tender Offer will be the consideration set forth in the table above under “Tender Offer Consideration” for such Notes. Holders of Notes that are validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York City time, on October 28, 2013, unless extended or earlier terminated by KB Home (such date and time, as they may be extended with respect to any one or more of the Tender Offers, the “Early Tender Date”), will receive the Tender Offer Consideration plus the amount set forth in the table above under “Early Tender Premium” for such Notes, subject to the terms and conditions of the applicable Tender Offer, including the proration procedures set forth in the Offer to Purchase. Holders of Notes that are validly tendered after the applicable Early Tender Date, but at or prior to the applicable Expiration Date, and accepted for purchase pursuant to the applicable Tender Offer will receive the applicable Tender Offer Consideration, but not the applicable Early Tender Premium, for such Notes, subject to the terms and conditions of the applicable Tender Offer, including the proration procedures set forth in the Offer to Purchase. In addition to the Tender Offer Consideration or the Total Consideration, as applicable, all holders of Notes accepted for purchase pursuant to the applicable Tender Offer will also receive accrued and unpaid interest on those Notes from the last interest payment date to, but not including, the “early settlement date” or the “final settlement date”, as applicable. KB Home anticipates that the “early settlement date” for each series of Notes will occur on or about October 29, 2013 and that the “final settlement date” for each series of Notes will occur on or about November 13, 2013. As soon as the “early settlement date”, KB Home may elect, but is not obligated, to redeem all of the 2014 Notes and/or 5 7⁄8% Notes that remain outstanding as of the “early settlement date” at a “make-whole” price pursuant to each note.

KB Home’s acceptance for purchase of 6 1⁄4% Notes that are validly tendered pursuant to such Tender Offer is subject to the Maximum 6 1⁄4% Notes Amount. If 6 1⁄4% Notes are validly tendered such that the principal amount tendered exceeds the Maximum 6 1⁄4% Notes Amount, KB Home will accept for purchase only an amount of 6 1⁄4% Notes equal to the Maximum 6 1⁄4% Notes Amount, subject to the proration procedures set forth in the Offer to Purchase. If the principal amount of 6 1⁄4% Notes tendered at or prior to the Early Tender Date equals, or exceeds, the Maximum 6 1⁄4% Notes Amount, holders who tender 6 1⁄4% Notes after the Early Tender Date will not have any of their 6 1⁄4% Notes accepted for purchase.

KB Home’s obligation to accept for purchase and to pay for the Notes validly tendered pursuant to the applicable Tender Offer is subject to the satisfaction or waiver of a number of conditions, including the completion by KB Home of a proposed offer and sale of unsecured senior debt securities on terms reasonably satisfactory to KB Home. None of the Tender Offers is conditioned on any minimum amount of any Notes being tendered.

KB Home has retained Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. to act on its behalf as dealer managers and Global Bondholder Services Corporation to serve as depositary and information agent in connection with the Tender Offers. For assistance regarding the terms of the Tender Offers, please contact Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll-free) or (212) 325-2476 (collect), or Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect). Requests for documents regarding the Tender Offers may be directed to Global Bondholder Services Corporation at (866) 470-4500 (toll-free) or (212) 430-3774 (collect).

This press release shall not constitute an offer to buy or the solicitation of an offer to sell securities. The Tender Offers are being made solely by means of the Offer to Purchase and the related Letter of Transmittal. In those jurisdictions where the securities, blue sky or other laws require any of the Tender Offers to be made by a licensed broker or dealer, such Tender Offer will be deemed to be made by the dealer managers or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

About KB Home

KB Home is one of the largest and most recognized homebuilding companies in the United States. Since its founding in 1957, the company has built more than half a million quality homes. KB Home’s signature Built to Order™ approach lets each buyer customize their new home from lot location to floor plan and design features. In addition to meeting strict ENERGY STAR® guidelines, all KB homes are highly energy efficient to help lower monthly utility costs for homeowners, which the company demonstrates with its proprietary KB Home Energy Performance Guide® (EPG®). A leader in utilizing state-of-the-art sustainable building practices, KB Home was named the #1 Green Homebuilder in the most recent study by Calvert Investments and the #1 Homebuilder on FORTUNE magazine’s 2011 World’s Most Admired Companies list. Los Angeles-based KB Home was the first homebuilder listed on the New York Stock Exchange, and trades under the ticker symbol “KBH.” For more information about KB Home’s new home communities, call 888-KB-Homes or visit www.kbhome.com.

Forward-Looking and Cautionary Statements

Certain matters discussed in this press release, including any statements that are predictive in nature or concern future market and economic conditions, business and prospects, our future financial and operational performance, or our future actions and their expected results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and projections about future events and are not guarantees of future performance. We do not have a specific policy or intent of updating or revising forward-looking statements. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. The most important risk factors that could cause our actual performance and future events and actions to differ materially from such forward-looking statements include, but are not limited to the following: general economic, employment and business conditions; population growth, household formations and demographic trends; adverse market conditions, including an increased supply of unsold homes, declining home prices and greater foreclosure and short sale activity, among other things, that could negatively affect our consolidated financial statements, including due to additional impairment or land option contract abandonment charges, lower revenues and operating and other losses; conditions in the capital, credit and financial markets (including residential consumer mortgage lending standards, the availability of residential consumer mortgage financing and mortgage foreclosure rates); material prices and availability; labor costs and availability; changes in interest rates; inflation; our debt level, including our ratio of debt to total capital, and our ability to adjust our debt level, maturity schedule and structure and to access the equity, credit, capital or other financial markets or other external financing sources, including raising capital through the public or private issuance of common stock, debt or other securities, and/or project financing, on favorable terms; our compliance with the terms and covenants of our revolving credit facility; weak or declining consumer confidence, either generally or specifically with respect to purchasing homes; competition for home sales from other sellers of new and resale homes, including lenders and other sellers of homes obtained through foreclosures or short sales; weather conditions, significant natural disasters and other environmental factors; government actions, policies, programs and regulations directed at or affecting the housing market (including the Dodd-Frank Act, tax credits, tax incentives and/or subsidies for home purchases, tax deductions for mortgage interest payments and property taxes, tax exemptions for profits on home sales, and programs intended to modify existing mortgage loans and to prevent mortgage foreclosures), the homebuilding industry, or construction activities; decisions by lawmakers on federal fiscal policies, including those relating to taxation and government spending; a failure or prolonged delay by Congress and the President to approve a budget or continuing appropriation legislation to fund the operations of the federal government and/or to improve an increase in the aggregate amount of debt the federal government can borrow, the availability and cost of land in desirable areas; our warranty claims experience with respect to homes previously delivered and actual warranty costs incurred, including our warranty claims and costs experience at certain of our communities in Florida; legal or regulatory proceedings or claims; our ability to use/realize the net deferred tax assets we have generated; our ability to successfully implement our current and planned strategies and initiatives with respect to product, geographic and market positioning (including our efforts to expand our inventory base/pipeline with desirable land positions or interests at reasonable cost and to expand our community count, open additional new home communities for sales and sell higher-priced homes and more design options, and our operational and investment concentration in markets in California), revenue growth, asset optimization, asset activation, local field management and talent investment, and overhead reduction and cost management; consumer traffic to our new home communities and consumer interest in our product designs and offerings, particularly from higher-income consumers; cancellations and our ability to realize our backlog by converting net orders to home deliveries; our home sales and delivery performance, particularly in key markets in California; the manner in which our homebuyers are offered and whether they are able to obtain residential consumer mortgage loans and mortgage banking services, including from our preferred mortgage lender, Nationstar Mortgage; the performance of Nationstar Mortgage as our preferred mortgage lender; the ability of Home Community Mortgage to become operational in all of our served markets as and by the time currently anticipated; information technology failures and data security breaches; the possibility that the proposed offer and sale of unsecured senior debt securities to fund the purchase of the applicable Notes in the applicable Tender Offers and, if we so elect at our option, the redemption of any redeemable Notes not purchased in the applicable Tender Offer will not close timely, or at all; and other events outside of our control. Please see our periodic reports and other filings with the Securities and Exchange Commission for a further discussion of these and other risks and uncertainties applicable to our business.

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